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ACTIVE VOICE-BILAT-PLA-RRA - 9/30/99                          EXHIBIT 10.1
LUCENT GRL PROPRIETARY & CONFIDENTIAL






                            PATENT LICENSE AGREEMENT



                                     BETWEEN



                       LUCENT TECHNOLOGIES GRL CORPORATION



                                       AND



                            ACTIVE VOICE CORPORATION












             RELATING TO INTERACTIVE MESSAGING AND RESPONSE PRODUCTS


     Portions of this agreement are omitted pursuant to an application for confidential treatment, under Rule 24b-2 of the Securities Exchange Act of 1934, filed separately with the Securities Exchange Commission.

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                            PATENT LICENSE AGREEMENT
                                TABLE OF CONTENTS

ARTICLE I - GRANTS OF LICENSES

  1.01 Grant
  1.02 Duration and Extent
  1.03 Scope
  1.04 Ability to Provide Licenses
  1.05 Joint Inventions
  1.06 Publicity

ARTICLE II - ROYALTY AND PAYMENTS

  2.01 Royalty Calculations & Initial Fee
  2.02 Running Royalty on Excess Net Gross Revenues
  2.03 Accrual
  2.04 Records and Adjustments
  2.05 Reports and Payments

ARTICLE III - TERMINATION

  3.01 Breach
  3.02 Voluntary Termination
  3.03 Survival

ARTICLE IV - MISCELLANEOUS PROVISIONS

  4.01 Disclaimer
  4.02 Limited Assignability; Mergers and Acquisitions
  4.03 Addresses
  4.04 Taxes
  4.05 Choice of Law
  4.06 Integration
  4.07 Outside the United States
  4.08 Dispute Resolution
  4.09 Releases
  4.10 Counterparts

DEFINITIONS APPENDIX
APPENDIX A  LIST OF COMPANIES IN LITIGATION WITH LUCENT ET AL.

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LUCENT GRL PROPRIETARY & CONFIDENTIAL


                            PATENT LICENSE AGREEMENT


THIS AGREEMENT, effective upon signing of both Parties (the "Effective Date"), is between LUCENT TECHNOLOGIES GRL CORPORATION, a Delaware corporation ("LUCENT GRL"), having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, and ACTIVE VOICE CORPORATION ("ACTIVE VOICE"), a Washington corporation, having an office at 2901 Third Avenue, Seattle, Washington 98121. The Parties agree as follows:*


                                    ARTICLE I

                               GRANTS OF LICENSES


1.01 GRANT

       (a) LUCENT GRL grants to ACTIVE VOICE under LUCENT GRL's PATENTS personal, worldwide, nonexclusive and non-transferable licenses for:

                   INTERACTIVE MESSAGING AND RESPONSE PRODUCTS

       (b) ACTIVE VOICE grants to LUCENT GRL under ACTIVE VOICE's PATENTS personal, worldwide, nonexclusive, royalty-free and non-transferable licenses for:

                             COMMUNICATIONS PRODUCTS

1.02 DURATION AND EXTENT

All licenses granted herein under any patent shall terminate on the earlier of such patent's expiration or the end of the LIMITED PERIOD. If, upon the Effective Date hereof, the grantor has less than full rights, with respect to any of its patents, the license granted herein under such patent shall be limited to that which the grantor has the right to grant.

--------
*ANY TERM IN CAPITAL LETTERS WHICH IS DEFINED IN THE DEFINITIONS APPENDIX SHALL HAVE THE MEANING SPECIFIED THEREIN.


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1.03 SCOPE

       (a) The licenses granted herein are licenses (i) to make, have made, use, lease, sell and import LICENSED PRODUCTS; (ii) make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of LICENSED PRODUCTS which are or have been made, used, leased, owned, sold or imported by the grantee of such license; and (iii) convey to any customer of the grantee, whether directly or through an intermediate dealer or OEM (subject to Sections 1.03(d), (e) and (f) and any other provisions in this Agreement), with respect to any LICENSED PRODUCT which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCT as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product, (2) a method or process which is other than the inherent use of such LICENSED PRODUCT itself (as sold or leased), or
(3) a method or process involving the use of a LICENSED PRODUCT to manufacture (including associated testing) any other product. The rights granted herein to either Party to this Agreement do not include licenses for products manufactured by a third party and sold by a Party to this Agreement where such sales do not meet a legitimate business purpose but are merely for the purpose of sublicensing a Parties' patents to the third party. It is understood that such limitation is not intended to restrict either Party's or their RELATED COMPANIES' bona fide business transactions of the type entered into by them in the course of their current business practices.

       (b) Licenses granted herein are not to be construed either (i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof. Notwithstanding the foregoing, for the duration of this Agreement, each Party agrees for itself and its RELATED COMPANIES that they shall not bring suit or otherwise exercise any of their other remedies under the patents licensed herein against the other Party or its RELATED COMPANIES for contributory infringement or inducing infringement unless they first settle or exhaust all remedies under their patents against the direct infringer for the activities which give rise to such contributory or inducing infringement.

       (c) The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a Party's RELATED COMPANIES for so long as they remain its RELATED COMPANIES. Any such sublicense may

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be made effective retroactively, but not prior to the Effective Date hereof, nor prior to the sublicensee's becoming a RELATED COMPANY of such Party.

       (d) With respect to ACTIVE VOICE in Section 1.03(a), no rights may be or are conveyed to non-end user customers of LICENSED PRODUCTS:

       (1) with respect to any function or feature of such INTERACTIVE MESSAGING AND RESPONSE PRODUCT or a larger combination that is not enumerated within the definition of INTERACTIVE MESSAGING AND RESPONSE PRODUCT or not a function or feature provided by ACTIVE VOICE; or

       (2) with respect to a component part of an INTERACTIVE MESSAGING AND RESPONSE PRODUCT or any larger combination, which component part was manufactured or supplied by such customer and is not required to implement an INTERACTIVE MESSAGING AND RESPONSE PRODUCT using software made, sold, licensed or leased by ACTIVE VOICE, (such as a voice board or general purpose personal computer) and to the extent such component or combination is required, then only those rights essential to the performance of functions or features of an INTERACTIVE MESSAGING AND RESPONSE PRODUCT provided by ACTIVE VOICE may be conveyed to the customer.

       (e) In accordance with rights and licenses provided under the provisions of this Section 1.03 and Section 1.01, in the event ACTIVE VOICE sells an INTERACTIVE MESSAGING AND RESPONSE PRODUCT in the form of software to an intermediary customer (such as an Original Equipment Manufacturer or distributor), other than directly to an end user, such customer shall be restricted from making more than one copy of the software, other than for archival purposes, unless such intermediary customer is provided with a master copy (i.e., a golden copy for which more than one copy can be made) for the purpose of making limited copies of the software for loading onto hardware devices sold by the intermediary customer or for resale directly to an end-user, in which case:

             (1) any copies of the ACTIVE VOICE software made by any such intermediary customer, including the master copy, not sold as of the date of any termination of this Agreement, shall cease to be licensed by LUCENT GRL herein;

             (2) the intermediary customer shall be restricted from further passing on rights to further intermediary customers to make additional copies of

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                  ACTIVE VOICE software or modifications other than for archival purposes; and

             (3) if the ACTIVE VOICE software is bundled with any other software, not provided by ACTIVE VOICE, such other software shall not be licensed herein under LUCENT GRL's PATENTS.

       (f) ACTIVE VOICE shall restrict its customers, as described in Section 1.03(e)(2) by including provisions in their software license agreements to enable enforcement of the restrictions provided therein.

1.04 ABILITY TO PROVIDE LICENSES

       (a) Both Parties represent and warrant that they have received the rights to grant the licenses and releases under their respective patents herein granted to each other. LUCENT GRL represents and warrants that the releases and licenses granted are sufficient to cover the utility patents of LUCENT GRL's PATENTS owned or applied for, as of the Effective Date, by LUCENT GRL and its RELATED COMPANIES that claim INTERACTIVE MESSAGING AND RESPONSE PRODUCTS of ACTIVE VOICE.

       (b) A Party's failure to meet any obligation hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement.

1.05 JOINT INVENTIONS

       (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

       (b) Each Party shall give such consent, or shall obtain such consent from its RELATED COMPANIES, its employees or employees of any of its RELATED COMPANIES, as required to make full and effective any such licenses and rights respecting any joint invention granted to the grantee hereunder by such Party and by another licensor of such grantee.

       (c) Each Party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such Party is unable to obtain the requisite consents from such third parties, the

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resulting inability of such Party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

1.06 PUBLICITY

       (a) Nothing in this Agreement shall be construed as conferring upon either Party or its RELATED COMPANIES any right to include in advertising, packaging or other commercial activities related to a LICENSED PRODUCT, any reference to the other Party (or any of its RELATED COMPANIES), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such LICENSED PRODUCT is in any way certified by the other Party hereto or its RELATED COMPANIES.

       (b) Both Parties agree to keep the terms and conditions of this Agreement confidential, except either Party may acknowledge the existence of this Agreement. Both Parties shall have the right to make disclosure of the terms and conditions of this Agreement if required by law or if such disclosure is in response to an order of a court or an order or regulation of another governmental body provided, however, that either Party prior to such disclosure pursuant to such law, order or regulation shall first have promptly informed the other Party of such law, order or regulation and made reasonable efforts to obtain a protective order and/or appropriate confidentiality provisions requiring that such information to be disclosed be used only for the purpose for which such law, order or regulation was issued.

       (c) The Parties shall not issue any press releases relating to this Agreement unless there is a mutual written agreement by both of the Parties.


                                   ARTICLE II

                              ROYALTY AND PAYMENTS


2.01 ROYALTY CALCULATION & INITIAL FEE

       (a) In payment for the licenses, rights, and releases granted hereunder to Active Voice and its RELATED COMPANIES by LUCENT GRL, ACTIVE VOICE shall pay to LUCENT GRL at the address specified in Section 4.03(b), in aggregate, the following nonrefundable lump sums totaling Three Million U.S. dollars (U.S. $3,000,000.00), within five (5) days of execution of this Agreement by both
Parties:

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         (i)      For the releases granted in Section 4.09(a), the total amount of [*] U.S. dollars ($[*]); and

         (ii)     For the licenses and rights granted under Sections 1.01 and
                  1.03 by LUCENT GRL, total royalties in the amount of [*] U.S. dollars (U.S.$[*]).

         (b) The payment in Section 2.01(a) shall not be creditable with respect to any additional payments due under Section 2.02 and in no event shall such fee or any portion thereof be refunded to ACTIVE VOICE.

2.02 RUNNING ROYALTY ON EXCESS NET GROSS REVENUES

       (a) The provisions of this Section 2.02 shall apply if and only if ACTIVE VOICE is acquired or merged into a third party and remains as a separately identifiable business. Retention of the name ACTIVE VOICE after such merger or acquisition is not a requirement for being separately identifiable.

       (b) If, but only if, ACTIVE VOICE is acquired by or merged into a third party and exists as a separately identifiable business, then a royalty shall be payable to LUCENT by the acquired, separately identifiable business and/or acquiring company for the period following acquisition/merger until the end of the LIMITED PERIOD or for so long as the separately identifiable business continues to exist, whichever is shorter. This royalty shall be paid for each annual period ending on an anniversary of the end of the SEMIANNUAL PERIOD that precedes and ends closest to the acquisition/merger date. The amount of annual royalty shall be determined by multiplying a royalty rate of [*] percent ([*]%) to the excess of the NET GROSS REVENUES of the separately identifiable business for each annual period over a threshold NET GROSS REVENUES for that annual period. The threshold NET GROSS REVENUES for the first annual period shall be equal to the NET GROSS REVENUES for the full two (2) SEMIANNUAL PERIODS immediately preceding the date of acquisition/merger multiplied by [*]. Thereafter, each annual period after the first shall have a threshold NET GROSS REVENUES equal to the NET GROSS REVENUES for the immediately preceding annual period times [*]. The royalty payable for the first annual period ending after the LIMITED PERIOD shall be pro-rated to the end of the LIMITED PERIOD. In effect, therefore, there shall be no royalty payable under this Section so long as the NET GROSS REVENUES after acquisition/merger is less than [*] percent ([*]%) annual growth compounded annually. NET GROSS REVENUES and threshold NET GROSS REVENUES shall be calculated for the separately identifiable, acquired business including all of its RELATED COMPANIES.

* Confidential Treatment Requested

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2.03 ACCRUAL

       (a) Royalty shall accrue and become payable under Section 2.02 upon the receipt of revenues for products and/or services in excess of [*] percent ([*]%) pursuant to Section 2.02(b). Obligations to pay royalties under Section
2.02 for time periods prior to any termination of licenses and rights pursuant to Article III shall survive such termination and the expiration of any patent.

       (b) Royalties which have accrued under Section 2.02 but have not been paid for any company which is a RELATED COMPANY of the acquired, separately identifiable business and then ceases to be the same, shall become payable with the next scheduled royalty payment under Section 2.02.

       (c) Notwithstanding any other provisions hereunder, royalty shall accrue and be payable only to the extent that enforcement of the obligation to pay such royalty would not be prohibited by applicable law.

2.04 RECORDS AND ADJUSTMENTS

       (a) Any entity potentially obligated to pay royalties under Section 2.02, hereinafter referred to as "the Entity", shall keep full, clear and accurate records so as to enable LUCENT GRL to ascertain the proper royalty due thereunder. The Entity shall retain such records with respect to each product for at least five (5) years from the sale, lease or putting into use of such product. LUCENT GRL shall have the right through an independent, nationally recognized accounting firm (hereinafter "auditors") to make an examination, during normal business hours, but upon at least fourteen (14) calendar days notice, of all records and accounts bearing upon the amount of royalty payable to it under Section 2.02. LUCENT GRL's right to have auditors inspect the Entity's records and accounts shall be limited to one audit per calendar year, unless the immediately previous audit revealed an underpayment by the Entity of at least ten percent (10%) for the audited period. Prompt adjustment shall be made to compensate for any errors or omissions disclosed by such examination.

       (b) Independent of any such examination, LUCENT GRL will credit the Entity against future royalty payments, provided there are any, the amount of any overpayment of royalties made in error which is identified and fully explained in a written notice to LUCENT GRL delivered within one (1) year after the due date of the payment which included such alleged overpayment, provided that LUCENT GRL is able to verify, to its own satisfaction, the existence and extent of the overpayment.

       (c) No refund, credit or other adjustment of royalty payments shall be made by LUCENT GRL except as provided in this Section 2.04. Rights conferred by this

* Confidential Treatment Requested

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Section 2.04 shall not be affected by any statement appearing on any check or other document, except to the extent that any such right is expressly waived or surrendered by a party having such right and signing such statement.

2.05 REPORTS AND PAYMENTS

       (a) The provisions of Section 2.05 shall apply if and only if ACTIVE VOICE is acquired or merged into a third party and remains as a separately identifiable business.

       (b) Within sixty (60) days after each anniversary date of the end of the SEMIANNUAL PERIOD that precedes and ends closest to the acquisition/merger date and continuing on each such anniversary date thereafter up to and including the first anniversary date that ends after the LIMITED PERIOD, the separately identifiable, acquired business or acquiring business shall furnish to LUCENT GRL, at the address specified in Section 4.03, a statement certified by a responsible official of the business furnishing the statement showing in a manner acceptable to LUCENT GRL:

        (i) all revenues on products and services for the twelve-month period preceding the anniversary date for the separately identifiable, acquired business and all of its RELATED COMPANIES;
        (ii) the amount of all returns and warranty claims on products and services during the twelve-month period in (i) for the separately identifiable, acquired business and all of its RELATED COMPANIES;
        (iii) the threshold NET GROSS REVENUES for the twelve-month period in (i) for the separately identifiable, acquired business and all of its RELATED COMPANIES; and
        (iv) the amount of royalty, if any, payable for the twelve-month period in (i).

If there are no NET GROSS REVENUES for the twelve-month period, the statement shall show that fact.

       (c) Within such sixty (60) days the acquired, separately identifiable business or the acquiring company shall pay in United States dollars to LUCENT GRL at the address specified in Section 4.03 the royalties payable in accordance with such statement. Any conversion to United States dollars shall be at the prevailing rate for bank cable transfers as quoted for the last day of such semiannual period by leading United States banks in New York City dealing in the foreign exchange market.

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       (d) If payment for a semiannual period is overdue, such payment shall be subject to a late payment charge calculated at an annual rate of three percentage points (3%) over the prime rate or successive prime rates quoted for the last day of such semiannual period by leading U.S. banks in New York City during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.


                                   ARTICLE III

                                   TERMINATION

3.01 BREACH

       (a) In the event of a breach of this Agreement by either Party, the other Party may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than two
(2) months written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

3.02 VOLUNTARY TERMINATION

By written notice to the other Party, either Party may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder. Such notice shall specify the effective date (not more than six (6) months prior to the giving of said notice) of such termination and shall clearly specify any affected patent, invention or product.

3.03 SURVIVAL

       (a) If a company ceases to be a RELATED COMPANY of a Party, licenses and rights granted hereunder with respect to patents of such company on inventions made prior to the date of such cessation, shall not be affected by such cessation.

       (b) Any termination of licenses and rights of a Party under the provisions of this Article III shall not affect such Party's licenses, rights and obligations with respect to any LICENSED PRODUCT made prior to such termination, and shall not affect the other Party's licenses and rights (and obligations related thereto) hereunder.

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                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


4.01 DISCLAIMER

NEITHER PARTY NOR ANY OF ITS RELATED COMPANIES MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, ASSUMES ANY RESPONSIBILITY OR OBLIGATIONS WHATEVER, OR CONFERS ANY RIGHT BY IMPLICATION, ESTOPPEL OR OTHERWISE, OTHER THAN THE LICENSES, RIGHTS AND WARRANTIES HEREIN EXPRESSLY GRANTED.

4.02 LIMITED ASSIGNABILITY; MERGERS AND ACQUISITIONS

       (a) LUCENT GRL has entered into this Agreement in contemplation of personal performance by ACTIVE VOICE and it is LUCENT GRL's intention that a transfer of ACTIVE VOICE's licenses or rights not occur without LUCENT GRL's express written consent, except as otherwise permitted in Section 4.02(d).

       (b) Neither this Agreement nor any licenses or rights hereunder, in whole or in part, shall be assignable or transferable by ACTIVE VOICE (by operation of law or otherwise) without LUCENT GRL's express written consent, except as otherwise permitted in Section 4.02(d).

       (c) All of LUCENT GRL's rights, title and interest in this Agreement and licenses and rights granted to it hereunder may be assigned to any direct or indirect successor to the business of LUCENT GRL, as the result of any reorganization, which successor shall thereafter be deemed substituted for LUCENT GRL as a party hereto, effective upon such assignment. Additionally, LUCENT GRL may assign its rights, licenses, title and interest in this Agreement and any licenses and rights granted to it hereunder, to any RELATED COMPANY without ACTIVE VOICE's consent. If any such assignment occurs, however, the licenses granted herein and any obligations shall remain the same and be enforceable by either Party to this Agreement.

       (d) If during the LIMITED PERIOD, a third party acquires ACTIVE VOICE and ACTIVE VOICE continues to remain a separately, identifiable business continuing to make and sell INTERACTIVE MESSAGING AND RESPONSE PRODUCTS, as defined herein, under LUCENT GRL's PATENTS, the third party shall acquire ACTIVE VOICE's licenses and rights under LUCENT GRL's

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PATENTS for INTERACTIVE MESSAGING AND RESPONSE PRODUCTS, (unless the third party is involved in patent litigation with LUCENT GRL or any of its RELATED COMPANIES for the term of such litigation and the third party is listed in Appendix A, in which case neither this Agreement nor any licenses or rights granted hereunder is assignable or transferable, in whole or in part), subject to the following:

                  (i) for the LIMITED PERIOD the licenses will continue to apply to INTERACTIVE MESSAGING AND RESPONSE PRODUCTS of the separate identifiable business (including all enhancements, improvements, new releases, and new versions to or of such INTERACTIVE MESSAGING AND RESPONSE PRODUCTS sold by ACTIVE VOICE and its RELATED COMPANIES at the time such acquisition is publicly announced) and will not extend to any other products of the third party (acquirer/assignee);

                  (ii) the third party notifies LUCENT GRL that it agrees to be bound by the terms and conditions of this Agreement without any restrictions;

                  (iii) the third party shall pay royalties and report, as set forth in Sections 2.02 through 2.05, only if, annual growth of such separately identifiable business and its RELATED COMPANIES exceed the specified growth rate as described in Section 2.02; and

                  (iv) ACTIVE VOICE (or the named entity agreeing to be substituted for ACTIVE VOICE in accordance with
                           Section 4.02(d)(ii)) shall be deemed a "separately identifiable business" for so long as the third party maintains separate books and records for such business, and does not, after the acquisition, commingle designs of products in existence prior to such acquisition being publicly announced.

       (e) Any purported assignment or transfer of this Agreement or licenses or rights hereunder by ACTIVE VOICE without LUCENT GRL's necessary consent shall be void (without affecting any other licenses or rights hereunder).

4.03 ADDRESSES

       (a) Any notice or other communication hereunder shall be sufficiently given to ACTIVE VOICE when sent by certified mail addressed to 2901 Third Avenue,

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Seattle Washington 98121, or to LUCENT GRL when sent by certified mail addressed to Contract Administrator, Intellectual Property Business, LUCENT Technologies GRL Corporation, at the address specified in the first paragraph of this Agreement. Changes in such addresses may be specified by written notice.

       (b) Payments by ACTIVE VOICE shall be made to Lucent Technologies GRL Corporation, Chase Manhattan Bank, N.A., General Post Office, P.O. Box 6219, New York, New York 10087-6219, USA. Alternatively, payments to LUCENT GRL may be made by bank wire transfers to LUCENT Technologies GRL Corporation, at Chase Manhattan Bank, Account Number 323857752, ABA code: 021000021, Swift Code:
CHASUS33. Changes in such address or account may be specified by written notice.

4.04 TAXES

ACTIVE VOICE shall pay any tax, duty, levy, customs fee, or similar charge ("taxes"), including interest and penalties thereon, however designated, imposed as a result of the operation or existence of this Agreement, including taxes which ACTIVE VOICE is required to withhold or deduct from payments to LUCENT GRL, except (i) net income taxes imposed upon LUCENT GRL by any governmental entity within the United States (the fifty (50) states and the District of Columbia), and (ii) net income taxes imposed upon LUCENT GRL by jurisdictions outside the United States which are allowable as a credit against the United States Federal income tax of LUCENT GRL or any of its RELATED COMPANIES. In order for the exception in (ii) to be effective, ACTIVE VOICE must furnish to LUCENT GRL evidence sufficient to satisfy the United States taxing authorities that such taxes have been paid. Such evidence must be furnished to LUCENT GRL within thirty (30) days of issuance by the local taxing authority.

4.05 CHOICE OF LAW

The Parties are familiar with the principles of New York commercial law, and agree that the law of New York exclusive of its conflict of laws provisions shall apply in any dispute arising with respect to this Agreement.

4.06 INTEGRATION

This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.

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4.07 OUTSIDE THE UNITED STATES

       (a) There are countries in which the owner of an invention is entitled to compensation, damages or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The Parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this Agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this Agreement.

       (b) There may be countries in which a Party hereto may have, as a consequence of this Agreement, rights against infringers of the other Party's patents licensed hereunder. Each Party hereby waives any such right it may have by reason of any third Party's infringement or alleged infringement of any such patents.

       (c) ACTIVE VOICE hereby agrees to register or cause to be registered, to the extent required by applicable law, and without expense to LUCENT GRL or any of its RELATED COMPANIES, any agreements wherein sublicenses are granted by it under LUCENT GRL's PATENTS. ACTIVE VOICE hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to LUCENT GRL.

4.08 DISPUTE RESOLUTION

       (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

       (b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the agreement; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other

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than patent disputes) include injunctive relief; (iv) shall be made within four
(4) months of the appointment of the arbitrator; and (v) may be entered in any court.

       (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

       (d) The arbitrator shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the agreement.

       (e) The place of mediation and arbitration shall be Chicago, Illinois.

       (f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

       (g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

       (h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

       (i) The Parties, their representatives, other participants and the mediator and arbitrator shall hold the existence, content and result of mediation and arbitration in confidence.

4.09 RELEASES

       (a) In consideration of the sum of [*] United States dollars ($U.S. [*]), and other good and valuable consideration paid by ACTIVE VOICE to LUCENT
GRL in accordance with Section 2.01 of this Agreement, and subject to the receipt thereof and to Section 4.09(c), LUCENT GRL, for itself and for its present RELATED COMPANIES, hereby releases ACTIVE VOICE, its present RELATED COMPANIES, as of the Effective Date, from all claims, demands and rights of action which LUCENT GRL or any of its present RELATED COMPANIES may have on account of any infringement or alleged infringement of any patent in any country of the world by reason of the manufacture or any past or future use, lease, offer for sale, sale or importation of any products of the kind licensed herein which, prior to the Effective Date hereof, were used or furnished by ACTIVE VOICE or any of its present RELATED COMPANIES.

* Confidential Treatment Requested

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       (b) Subject to Section 4.09(c), ACTIVE VOICE, for itself and for its present RELATED COMPANIES, hereby releases LUCENT GRL, and its present RELATED COMPANIES (for the purposes of this Section 4.09(b) the RELATED COMPANY, "Lucent Technologies Inc." ("Lucent"), means Lucent as it presently exists and as it formerly existed as the equipment/manufacturing entity of AT&T Corp.), from all claims, demands and rights of action which ACTIVE VOICE or any of its present RELATED COMPANIES may have on account of any infringement or alleged infringement of any patent in any country of the world by reason of the manufacture or any past or future use, lease, offer for sale, sale or importation of any products of the kind licensed hereunder which, prior to the Effective Date hereof, were manufactured by or for, or used, furnished or imported by, LUCENT GRL or any of its present RELATED COMPANIES including such activities conducted by those business units of AT&T Corp. which ceased to be part of AT&T and became part of Lucent.

       (c) LUCENT GRL, for itself and its present RELATED COMPANIES, hereby releases customers (purchasers and users) of products of the kind licensed herein sold to such customers by ACTIVE VOICE and its present RELATED COMPANIES from all claims, demands and rights of action which LUCENT GRL or any of its present RELATED COMPANIES may have as of the effective date hereof on account of infringement or alleged infringement of any LUCENT GRL PATENT, other than for contributory or induced infringement, issued in any country of the world by reason of the use, lease, offer for sale, sale or importation of any such products. ACTIVE VOICE, for itself and its present RELATED COMPANIES, hereby releases customers (purchasers and users) of products of the kind licensed herein sold to such customers by LUCENT GRL and its present RELATED COMPANIES from all claims, demands and rights of action which ACTIVE VOICE or any of its present RELATED COMPANIES may have as of the effective date hereof on account of infringement or alleged infringement other than for contributory or induced infringement, of any ACTIVE VOICE PATENT, issued in any country of the world by reason of the use, lease, offer for sale, sale or importation of any such products. Such releases do not extend to any claim of any patent which is directed to (1) a combination of such products (as sold or leased) with any other product, (2) a method or process which is other than the inherent use of such products itself (as sold or leased), or (3) a method or process involving the use of such products to manufacture (including associated testing) any other product.

       (d) Notwithstanding Sections 4.09(a), (b) and (c), LUCENT GRL, does not release ACTIVE VOICE under any of its obligations, under any prior agreements between ACTIVE VOICE and LUCENT GRL and/or any of its RELATED COMPANIES including ACTIVE VOICE's obligations under two Patent License Agreements between VMX, Inc. and ACTIVE VOICE both dated October 27, 1993, entitled: (1) AUTOMATED ATTENDANT PATENT AGREEMENT and (2)

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VOICE MAIL PATENT LICENSE AGREEMENT; and any settlement of disputes under such agreements.

4.10 COUNTERPARTS

This Patent License Agreement may be executed by the Parties in identical counterparts, all of which together shall constitute the final agreement. Executed counterparts may be exchanged by facsimile transmission.









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IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.



         LUCENT TECHNOLOGIES GRL CORPORATION


         By: /s/ G. G. Partlow
            -------------------------------------------------------------------
              G. G. Partlow
              Chairman of the Board


         Date: October 1, 1999
              -----------------------------------------------------------------



         ACTIVE VOICE CORPORATION



         By: /s/ Robert L. Richmond
            -------------------------------------------------------------------
              Robert L. Richmond
              Chairman of the Board


         Date: September 30, 1999
              -----------------------------------------------------------------


              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                        REPRESENTATIVES OF BOTH PARTIES.

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                              DEFINITIONS APPENDIX

GENERAL DEFINITIONS:

ACTIVE VOICE'S PATENTS means all worldwide patents (including utility models but excluding design patents and design registrations) claiming a COMMUNICATIONS PRODUCT, issuing on or claiming priority from a patent application filed in any country of the world prior to the end of the LIMITED PERIOD, which is owned or controlled by ACTIVE VOICE or any of its RELATED COMPANIES at any time during the term of this Agreement, and with respect to which and to the extent ACTIVE VOICE or any of its RELATED COMPANIES has the right to grant the licenses specified herein.

COMMUNICATIONS PRODUCTS means any, instrumentality or aggregate of instrumentalities (including software) of a design primarily adapted to compute, classify, process, transmit, receive, retrieve, originate, switch, store, display, service, manifest, measure, detect, record, reproduce or handle any form of information, intelligence or data. The term includes products associated with the administration, maintenance or use of any such COMMUNICATIONS PRODUCT and materials used in the manufacture of any such instrumentality or aggregate thereof. The term further includes all services relating to any such products and components therefor.

INTERACTIVE MESSAGING AND RESPONSE PRODUCTS means all messaging and response type products and services or software therefor, which automate the processing of telecommunication transactions under customer-specific application control (which may include a system designed to be modified for the specific customer or otherwise, to achieve customer-specific application control) and the operations in support thereof (collectively, "Telecommunications Transactions"). Such systems may include subsystems under application control which, without limitation, gather, generate, manipulate, route, switch, store, communicate or reproduce calls or data. Such subsystems may also include, without limitation, automatic speech understanding (meaning the ability to recognize spoken words based on prompted questions by the system), automated attendant, message notification capabilities, and text message summarization audio-to text and text to speech conversion. Telecommunication Transactions may contain, without limitation, audio, video, images, facsimile, other media and other types of information (and any combination thereof) communicated over any public or private networks, including, but not restricted to, paging systems, internet or intranet networks, whether with delay, such as by e-mail, or without delay, such as by telephone.

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LICENSED PRODUCT means, as to any grantee, any product listed for such grantee in Section 1.01.

LIMITED PERIOD means the period commencing on the Effective Date of this Agreement and having a duration of five (5) years.

LUCENT GRL'S PATENTS means all worldwide patents (including utility models but excluding design patents and design registrations) claiming an INTERACTIVE MESSAGING AND RESPONSE PRODUCT, issuing on or claiming priority from a patent application filed in any country of the world prior to the end of the LIMITED PERIOD, which is owned or controlled by LUCENT GRL or any of its RELATED COMPANIES at any time during the term of this Agreement, and with respect to which and to the extent LUCENT GRL or any of its RELATED COMPANIES has the right to grant the licenses specified herein. Any patents licensed under two Patent License Agreements between VMX, Inc. and ACTIVE VOICE both dated October 27, 1993, entitled: (1) Automated Attendant Patent Agreement and (2) Voice Mail Patent License Agreement (the "Patent Agreements"), are excluded from the definition of LUCENT GRL's PATENTS.

NET GROSS REVENUES means all revenues on all LICENSED PRODUCTS, as well as all services related to those LICENSED PRODUCTS, less revenues refunded to customers due to returns and/or warranty claims. It is expected that NET GROSS REVENUES will typically be equal to a party's total net reported revenues, excluding investment income (i.e., interest, dividends and other returns on financial investments). In calculating NET GROSS REVENUES, in no event will any lease, transfer, sale or disposition of LICENSED PRODUCTS be valued at less than the fair market value of such LICENSED PRODUCTS. "Fair market value" means with respect to any LICENSED PRODUCT transferred, sold, leased or put into use, the greater of (i) the selling price which a seller would realize from an unaffiliated buyer in an arm's length sale of an identical product in the same quantity and at the same time and place as such sale, lease or putting into use; or (ii) the selling price actually obtained for such LICENSED PRODUCT in the form in which it is sold, whether or not assembled (and without excluding therefrom any components or subassemblies thereof which are included in such selling price.)

RELATED COMPANIES of LUCENT GRL are Lucent Technologies Inc., SUBSIDIARIES of Lucent Technologies Inc. (other than LUCENT GRL), and any other company so designated in writing signed by LUCENT GRL and ACTIVE VOICE.

RELATED COMPANIES of ACTIVE VOICE are SUBSIDIARIES of ACTIVE VOICE and any other company so designated in writing signed by LUCENT GRL and ACTIVE VOICE.

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SEMIANNUAL PERIOD of any year means an interval of two consecutive calendar quarters.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.








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